EXHIBIT 4.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 28, 2013 (the “Signing Date”) and effective as of the First Amendment Effective Date (as defined below), is entered into by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation, (the “Parent”), the Subsidiary Guarantors identified on the signature pages hereto, the revolving lenders identified on the signature pages hereto as Existing Revolving Lenders (the “Existing Revolving Lenders”), the tranche B lenders identified on the signature pages hereto as Existing Tranche B Lenders (the “Existing Tranche B Lenders” and together with the Existing Revolving Lenders, the “Lenders”) and SUNTRUST BANK, as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto, and the Administrative Agent entered into that certain Credit Agreement dated as of April 5, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to (i) reprice the outstanding Tranche B Loans, (ii) reprice the outstanding Revolving Loans and any new extensions of credit made in respect of the Revolving Commitments and (iii) amend certain other terms in the Existing Credit Agreement, in each case in the manner provided herein;

WHEREAS,    the Administrative Agent, the requisite Lenders and the Credit Parties are willing to agree to the requested amendments subject to the provisions of this Amendment.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1
DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement, as amended hereby

PART 2
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1    Amendments to Section 1.1. The following definitions set forth in Section 1.1 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

“Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Loan (other than any Incremental Term Loan), the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) and the Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin				Letter of Credit Fee	Unused Fee
		Revolving Loans that are Eurodollar Loans	Revolving Loans that are Base Rate Loans	Tranche B Loans that are Eurodollar Loans	Tranche B Loans that are Base Rate Loans
I	Less than 2.00 to 1.00	2.25%	1.25%	3.00%	2.00%	2.25%	0.375%
II	Less than 3.00 to 1.00 but greater than or equal to 2.00 to 1.00	2.50%	1.50%	3.00%	2.00%	2.50%	0.375%
III	Greater than or equal to 3.00 to 1.00	2.75%	1.75%	3.00%	2.00%	2.75%	0.375%

The Applicable Percentages shall be determined and adjusted quarterly on the date (each, a “Calculation Date”) five Business Days after the date by which the Credit Parties are required to provide the Required Financial Information for the most recently ended fiscal quarter or fiscal year, as the case may be, of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II (as shown above) as of the First Amendment Effective Date and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on March 31, 2013, on and after which time the Pricing Level shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the

Required Financial Information to the Administrative Agent as required for the fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level III until such time as the Required Financial Information is provided, whereupon the Pricing Level shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter or fiscal year, as the case may be, of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans (other than any Incremental Term Loan) and Letters of Credit as well as any new Loans and Letters of Credit made or issued. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 3.15(c).

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Interbank Offered Rate 1.00 – Eurodollar Reserve Requirement
Notwithstanding the foregoing, solely for purposes of (i) Tranche B Loans, the Eurodollar Rate shall in no event be less than 0.75% per annum at any time and (ii) an Incremental Term Loan, the Eurodollar Rate shall in no event be less than a rate per annum set forth in the applicable Incremental Term Loan Agreement.
“Excluded Subsidiary” means (a) each Insurance Subsidiary and (b) any other Subsidiary that, as of any date of determination, has (i) Consolidated EBITDA for the most recent four quarter period for which the Required Financial Information has been delivered of less than 5% of total Consolidated EBITDA of the Consolidated Parties or (ii) Consolidated Total Assets with an aggregate fair market value of less than 5% of total Consolidated Total Assets of the Consolidated Parties; provided, however, in no event shall the aggregate Consolidated EBITDA of all Excluded Subsidiaries at any time exceed (A) 10% of total Consolidated EBITDA of the Consolidated Parties or (B) 10% of total Consolidated Total Assets of the Consolidated Parties.

“Permitted Acquisition” means (i) any Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition (x) is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (y) has earnings before interest, taxes, depreciation and amortization for the prior four fiscal quarters in an amount greater than $0, (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative

Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (x) no Default or Event of Default would exist as the result of a violation of Section 7.11(a) or Section 7.11(b) and (y) the Consolidated Leverage Ratio shall be 0.25 less than the then applicable level set forth in Section 7.11(a), (e) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly‑owned by the Borrower newly formed for the sole purpose of effecting such transaction.

SUBPART 2.2 Amendments to Section 1.1. The definition of “Consolidated EBITDA” in Section 1.1 of the Existing Credit Agreement is amended by deleting clause (H) in its entirety and replacing it with the following:

(H) solely for each of the 2012, 2013 and 2014 fiscal years, the settlement amounts relating to the settlement of any claims against any Consolidated Party, including, without limitation, claims by the Internal Revenue Service, in an aggregate amount not to exceed $10,000,000, minus

SUBPART 2.3 Amendments to Section 1.1. The definition of “Permitted Investment” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following clauses (xv) and (xvi) at the end of such definition and making the appropriate punctuation and grammatical changes to such definition:

(xv) Investments in any Insurance Subsidiary required to meet regulatory requirements and fund reserves for anticipated insurance losses as reasonably determined by the Borrower; and (xvi) Investments by any Insurance Subsidiary in the ordinary course of business in accordance with applicable law.

SUBPART 2.4 Amendments to Section 1.1. The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“First Amendment” means the First Amendment to Credit Agreement, dated as of February 28, 2013, among the Borrower, the Parent, the Subsidiary Guarantors, SunTrust Bank, as Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” shall mean the date upon which all conditions precedent to the First Amendment shall have been satisfied or waived in accordance with the terms thereof.

“Insurance Subsidiary” means any of (a) Spectrum Insurance Company, a Hawaii corporation and (b) each other insurance entity established for the purpose of providing insurance coverage solely for the benefit of one or more Consolidated Parties.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation and Section 4.9, each Credit Party that qualifies as an “eligible contract participant” under § 1a(18)(A)(v)(I) of the Commodity Exchange Act at the time the guarantee under Section 4 becomes effective with respect to such Swap Obligation.

“Swap Obligations” means, with respect to any Guarantor, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

SUBPART 2.5 Amendments to Section 1.1. The definition of “Qualifying Consideration” is hereby deleted in its entirety from Section 1.1 of the Existing Credit Agreement.

SUBPART 2.6    Amendment to Section 2.2(a)(i). Clause (i) of the proviso immediately following subsection (B) of Section 2.2(a)(i) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(i) the LOC Obligations outstanding shall not at any time exceed THIRTY MILLION DOLLARS ($30,000,000) (the “LOC Committed Amount”) and”

SUBPART 2.7    Amendment to Section 3.3(b)(ii). Subsection (b)(ii) of Section 3.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(ii)    Excess Cash Flow.
(A)    If, as of the last day of any fiscal year (commencing with the fiscal year ending December 31, 2012) the Consolidated Leverage Ratio is equal to or greater than 2.50 to 1.00, the Borrower shall, within 90 days of the end of such fiscal year, prepay the Tranche B Loans in an amount equal to (x) 50% of Excess Cash Flow as of the end of such fiscal year (or, in the case of the fiscal year ending December 31, 2012, for the period from April 1, 2012 through December 31, 2012) minus (y) the amount of any voluntary prepayments of the Tranche B Loan or the Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Committed Amount) made in such fiscal year (such prepayment to be applied as set forth in clause (vi) below).
(B)    If, as of the last day of any fiscal year (commencing with the fiscal year ending December 31, 2012) the Consolidated Leverage Ratio is less than 2.50 to 1.00 then no Excess Cash Flow prepayment shall be required for such fiscal year.
SUBPART 2.8    Amendment to Section 3.3(c). Subsection (c) of Section 3.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(c)    Prepayment Premiums. In the event that, on or prior to the date that is six months after the First Amendment Effective Date, any Consolidated Party (i) makes any prepayment of the Tranche B Loan in connection with any Repricing Transaction, (ii) effects any amendment of this Agreement resulting in a Repricing Transaction (in each case, for the avoidance of doubt, excluding any such Repricing Transaction to occur on the First Amendment Effective Date in accordance with the terms of the First Amendment), the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Tranche B Lender, a fee in an amount equal to (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Tranche B Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the Tranche B Loans outstanding immediately prior to such amendment.

SUBPART 2.9    Amendment to Section 4. Section 4 of the Existing Credit Agreement is hereby amended to add the following new Sections 4.8 and 4.9 which shall read as follows:

4.8    Eligible Contract Participant.

Notwithstanding anything to the contrary in any Loan Document, no Guarantor shall be deemed under this Section 4 to be a guarantor of any Swap Obligations if such Guarantor was not an “eligible contract participant” as defined in § 1a(18) of the Commodity Exchange Act, at the time the guarantee under this Section 4 becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Credit Party Obligations of such Guarantor under this Section 4 by a Guarantor that is also a Qualified ECP Guarantor shall be taken into account.

4.9    Keepwell.

Without limiting anything in this Section 4, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act at the time the guarantee under this Section 4 becomes effective with respect to any Swap Obligation, to honor all of the Obligations of such Guarantor under this Section 4 in respect of such Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.9 for the maximum amount of such liability that can be hereby incurred without rendering its undertaking under this Section 4.9, or otherwise under this Section 4, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The undertaking of each Qualified ECP Guarantor under this Section 4.9 shall remain in full force and effect until termination of the Commitments and payment in full of all Loans and other Credit Party Obligations. Each Qualified ECP Guarantor intends that this Section 4.9 constitute, and this Section 4.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

SUBPART 2.10    Amendment to Section 7.6. Section 7.6 of the Existing Credit Agreement is hereby amended to add the following new clause (c) which shall read as follows:

(c)    The Insurance Subsidiary shall conduct its insurance business in compliance with all applicable insurance laws, rules, regulations and orders and using sound actuarial principles. The insurance premiums and other expenses charged by the Insurance Subsidiary to the Parent or any of its Subsidiaries shall be reasonable and customary. The Borrower will provide the Administrative Agent and the Lenders copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of the Insurance Subsidiary promptly after receipt thereof.

SUBPART 2.11    Amendment to Section 7.11(a). Subsection (a) of Section 7.11 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(a)    Consolidated Leverage Ratio. The Credit Parties shall not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than 4.00 to 1.0.

SUBPART 2.12    Amendment to Section 8.7. Section 8.7 of the Existing Credit Agreement is hereby amended by deleting clause (j) thereof in its entirety and replacing it with the following:

(j) such other Restricted Payments in addition to the foregoing in a cash amount not to exceed $25,000,000 in the aggregate following the First Amendment Effective Date; provided than no Default or Event of Default exists either before or after giving effect to such Restricted Payment.

SUBPART 2.13    Amendment to Section 8.11. Section 8.11 of the Existing Credit Agreement is hereby amended by adding the following new clause (vii) at the end of such section definition and making the appropriate punctuation and grammatical changes to such definition:

(vii) pursuant to applicable law and other customary conditions and restrictions contained in any agreement, document or instrument relating to the formation, operation and regulatory requirements or limitations related to the Insurance Subsidiary.

SUBPART 2.14    Amendment to Section 8.15. Section 8.15 of the Existing Credit Agreement is hereby amended by adding the following new clause (e) at the end of such section definition and making the appropriate punctuation and grammatical changes to such definition:

(e) pursuant to applicable law and other customary conditions and restrictions contained in any agreement, document or instrument relating to the formation, operation and regulatory requirements or limitations related to the Insurance Subsidiary.

PART 3
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 First Amendment Effective Date. This Amendment shall be and become effective as of the date when all of the conditions set forth in this Part 3 shall have been satisfied, (the “First Amendment Effective Date”) and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”. The First Amendment Effective Date shall occur no later than April 10, 2013 (the “Termination Date”). In the event that the First Amendment Effective Date does not occur on or before the Termination Date, this Amendment shall be of no further force and effect.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors, the Existing Revolving Lenders, the Existing Tranche B Lenders (after giving effect to the replacement of any Lender who does not consent to this Amendment and is a Replaced Lender in accordance with Section 3.17 of the Existing Credit Agreement) and the Administrative Agent.

SUBPART 3.3 Corporate Documents. The Administrative Agent shall have received an officer’s certificate (A) certifying that the articles or certificates of incorporation or other charter documents, as applicable, of each Credit Party that were delivered on the Closing Date remain true and complete as of the First Amendment Effective Date (or certified updates as applicable), (B) certifying that the bylaws, operating agreements or partnership agreements of each Credit Party that were delivered on the Closing Date remain true and correct as of the First Amendment Effective Date (or certified updates as applicable), (C) attaching copies of the resolutions of the board of directors or manager, as applicable, of each Credit Party approving and adopting this Amendment (including, without limitation, the repricing and reallocation of the Tranche B Loan) and the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the First Amendment Effective Date, (D) attaching certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdictions of incorporation and the state or other jurisdiction of the chief executive office and principal place of business, (E) certifying that each officer listed in the incumbency certification contained in each Credit Party’s secretary’s certificate, delivered on the Closing Date remains a duly elected and qualified officer of such Credit Party and such officer remains duly authorized to execute and deliver on behalf of such Credit Party the Amendment or attaching a new incumbency certificate for each officer signing this Amendment.

SUBPART 3.4 Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (i) all governmental, shareholder and material third party consents and approvals, if any, with respect to the Amendment and the transactions contemplated thereby have been obtained, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iii) immediately after giving effect to the Amendment and the making of the Loans hereunder, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

SUBPART 3.5 Fees and Expenses. The Administrative Agent shall have received from the Borrower (i) for the account of the Lenders the aggregate amount of all fees to the extent due and payable on or prior to the execution of this Amendment, (ii) the aggregate amount of other fees and expenses payable in connection with the consummation of the transactions contemplated hereby and (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4
MISCELLANEOUS

SUBPART 4.1    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

SUBPART 4.2    Reaffirmation of Security Interests. Each Credit Party (i) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Credit Documents.

SUBPART 4.3    Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Credit Documents.

SUBPART 4.4    Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.5    Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.6     References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.7    Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.8    Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.9    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.10    General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Credit Agreement as of the date first above written.

BORROWER:            AMN HEALTHCARE, INC.,
a Nevada corporation

By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Office    r

PARENT:                AMN HEALTHCARE SERVICES, INC.,
a Delaware corporation

By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Office    r

SUBSIDIARY

GUARANTORS:	AMN SERVICES, LLC, a North Carolina limited liability company

By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

O’GRADY‑PEYTON INTERNATIONAL (USA), INC.,
a Massachusetts corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

AMN STAFFING SERVICES, LLC,
a Delaware limited liability company

By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

MERRITT, HAWKINS & ASSOCIATES, LLC
a California limited liability company
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

AMN HEALTHCARE ALLIED, INC.,
a Texas corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

STAFF CARE, INC.,
a Delaware corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

AMN ALLIED SERVICES, LLC,
a Delaware limited liability company
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

NURSEFINDERS, LLC,
a Texas limited liability company
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

PHARMACY CHOICE, INC.,
a Colorado corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

RX PRO HEALTH, INC.,
a Colorado corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

LINDE HEALTH CARE STAFFING, INC.,
a Missouri corporation
By:    /s/ Brian Scott
Name:    Brian Scott
Title:    Chief Financial Officer

ADMINISTRATIVE AGENT:    SUNTRUST BANK,
in its capacity as Administrative Agent

By:    /s/ Joshua J. Turner
Name:    Joshua J. Turner
Title:    Vice President

EXISTING REVOLVING
LENDERS:                SUNTRUST BANK,
as an Existing Revolving Lender,
Issuing Lender and Swingline Lender

By:    /s/ Joshua J. Turner
Name:    Joshua J. Turner
Title:    Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as an Existing Revolving Lender

By:    /s/ R. Hanes Whiteley
Name:    R. Hanes Whiteley
Title:    Duly Authorized Signatory

ING CAPITAL LLC,
as an Existing Revolving Lender

By:    /s/ Darren Wells
Name:    Darren Wells
Title:    Managing Director

JPMORGAN CHASE BANK, N.A.,
as an Existing Revolving Lender

By:    /s/ Anna C. Araya
Name:    Anna C. Araya
Title:    Vice President

BANK OF AMERICA, N.A.,
as an Existing Revolving Lender

By:    /s/ John C. Plecque
Name:    John C. Plecque
Title:    Senior Vice President

EXISTING TERM LENDERS:

Arch Investment Holdings III Ltd.
By: PineBridge Investments LLC As Collateral Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

BABSON CLO LTD. 2005-III
BABSON CLO LTD. 2011-I
ST. JAMES RIVER CLO, LTD.
By: Babson Capital Management LLC as Collateral Manager

By:     /s/ Ryan Christenson
Name:    Ryan Christenson
Title:    Director

ARROWOOD INDEMNITY COMPANY
ARROWOOD INDEMNITY COMPANY AS ADMINISTRATOR OF THE PENSION PLAN OF ARROWOOD INDEMNITY COMPANY
C.M. LIFE INSURANCE COMPANY
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC as Investment Adviser

By:     /s/ Ryan Christenson
Name:    Ryan Christenson
Title:    Director

BABSON CAPITAL FLOATING RATE INCOME MASTER FUND, L.P.
By: Babson Capital Management LLC, as Investment Manager

By:     /s/ Ryan Christenson
Name:    Ryan Christenson
Title:    Director

DIAMON LAKE CLO, LTD.
By: Babson Capital Management LLC, as Collateral Servicer

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Director

ATRIUM V
By: Credit Suisse Asset Management, LLC, as Collateral Manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Signatory

Bridgeport CLO Ltd.
Schiller Park CLO Ltd.
Burr Ridge CLO Plus Ltd.
Bridgeport CLO II Ltd.
By: Deerfield Capital Management LLC, its Collateral Manager

By:     /s/ Claudette L. Kraus
Name:    Claudette L. Kraus
Title:    Authorized Signatory

CIFC Funding 2006-I, Ltd.
CIFC Funding 2006-IB, Ltd.
CIFC Funding 2006-II, Ltd.
CIFC Funding 2007-I, Ltd.
CIFC Funding 2007-II, Ltd.
CIFC Funding 2007-III, Ltd.
CIFC Funding 2007-IV, Ltd.
CIFC Funding 2011-I, Ltd.
CIFC Funding 2012-III, Ltd.

By: CIFC Asset Management LLC, its Collateral Manager

By:     /s/ Claudette L. Kraus

Name:    Claudette L. Kraus
Title:    Authorized Signatory

ColumbusNova CLO Ltd. 2006-II
ColumbusNova CLO Ltd. 2007-I
ColumbusNova CLO IV Ltd. 2007-II

By: Columbus Nova Credit Investments Management, LLC, as its Collateral Manager

By:     /s/ Claudette L. Kraus
Name:    Claudette L. Kraus
Title:    Authorized Signatory

CORNERSTONE CLO LTD.

By: Apollo Debt Advisors, LLC, as its Collateral Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

DUANE STREET CLO IV, LTD.

By: Citigroup Alternative Investments LLC, As Collateral Manager

By:     /s/ Melanie Hanlon
Name:    Melanie Hanlon
Title:    Director

DWS Floating Rate Fund

By: Deutsche Investment Management Americas, Inc.
Investment Advisor

By:     /s/ Antonio V. Versaci
Name:    Antonio V. Versaci
Title:    Director

By:     /s/ Colleen Cunniffe
Name:    Colleen Cunniffe
Title:    Managing Director

DWS Short Duration Fund

By: Deutsche Investment Management Americas, Inc.
Investment Advisor

By:     /s/ Antonio V. Versaci
Name:    Antonio V. Versaci
Title:    Director

By:     /s/ Colleen Cunniffe
Name:    Colleen Cunniffe
Title:    Managing Director

Falcon Senior Loan Fund Ltd.

By: Apollo Fund Management LLC, As Its Investment Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

Fire and Police Pension Fund, San Antonio

By: PineBridge Investments LLC, Its Investment Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

Flagship CLO VI

By: Deutsche Investment Management Americas, Inc., As Collateral Manager

By:     /s/ Antonio V. Versaci
Name:    Antonio V. Versaci

Title:    Director

By:     /s/ Colleen Cunniffe
Name:    Colleen Cunniffe
Title:    Managing Director

Galaxy XI CLO, Ltd.

By: PineBridge Investments LLC, As Collateral Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

Galaxy XII CLO, Ltd.

By: PineBridge Investments LLC, As Collateral Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:     /s/ R. Hanes Whiteley
Name:    R. Hanes Whiteley
Title:    Authorized Signatory

Haleyon Loan Investors CLO II, LTD.
Haleyon Structured Asset Management Long Secured/Short Unsecured 2007-1 LTD.
Halcyon Structured Asset Management Long Secured/Short Unsecured 2007-2 LTD.
SC PRO Loan II Limited
Swiss Capital Pro Loan III Plc

By:     /s/ David M.
Name:    David M.
Title:    Controller

Hudson Canyon Funding II, Ltd.

By: Invesco Senior Secured Management, Inc., as Collateral Manager and Attorney in Fact

By:     /s/ Thomas Ewald
Name:    Thomas Ewald
Title:    Authorized Individual

ING CAPITAL LLC

By:     /s/ Darren Wells
Name:    Darren Wells
Title:    Managing Director

Invesco Floating Rate Fund

By: Invesco Senior Secured Management, Inc., as Sub-Adviser

By:     /s/ Thomas Ewald
Name:    Thomas Ewald
Title:    Authorized Individual

Invesco Zodiac Funds – Invesco US Senior Loan Fund

By: Invesco Management S.A., As Investment Manager

By:     /s/ Thomas Ewald
Name:    Thomas Ewald
Title:    Authorized Individual

Limerock CLO I

By: Invesco Senior Secured Management, Inc., as Investment Manager

By:     /s/ Thomas Ewald
Name:    Thomas Ewald
Title:    Authorized Individual

Madison Park Funding II, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding III, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding IV, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding V, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding VI, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding VII, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

Madison Park Funding VIII, Ltd.

By: Credit Suisse Asset Management, LLC, as collateral manager

By:     /s/ David H. Lerner
Name:    David H. Lerner
Title:    Authorized Individual

MT. WHITNEY SECURITIES, INC.

By: Deutsche Investment Management Americas, Inc., as Manager

By:     /s/ Antonio V. Versaci
Name:    Antonio V. Versaci
Title:    Director

By:     /s/ Colleen Cunniffe
Name:    Colleen Cunniffe
Title:    Managing Director

Nautique Funding Ltd.

By: Invesco Senior Secured Management, Inc., as Collateral Manager

By:     /s/ Thomas Ewald
Name:    Thomas Ewald
Title:    Authorized Individual

One Wall Street CLO II LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Pacifica CDO V LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Pacifica CDO VI LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Primus CLO II, Ltd.

By: CypressTree Investment Management, LLC, its Collateral Manager

By:     /s/ Claudette L. Kraus
Name:    Claudette L. Kraus
Title:    Authorized Signatory

Prospero CLO II B.V.

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Rampart CLO 2007 Ltd.

By: Apollo Debt Advisors LLC, as its Collateral Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

REGATTA FUNDING LTD.

By: Citi Alternative Investments, LLC, attorney-in-fact

By:     /s/ Melanie Hanlon
Name:    Melanie Hanlon
Title:    Director

Saturn CLO 2007 Ltd.

By: PineBridge Investments LLC, Its Collateral Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

Stone Tower CLO V Ltd.

By: Apollo Debt Advisors LLC, as its Collateral Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

Stone Tower CLO VI Ltd.

By: Apollo Debt Advisors LLC, as its Collateral Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

Stone Tower CLO VII Ltd.

By: Apollo Debt Advisors LLC, as its Collateral Manager

By:     /s/ Joe Moroney
Name:    Joe Moroney
Title:    Authorized Signatory

SUNTRUST BANK

By:     /s/ Joshua J. Turner
Name:    Joshua J. Turner
Title:    Vice President

Telos CLO 2006-1, LTD
Telos CLO 2007-2, LTD

Managed by: Telos Asset Management, LLC

By:     /s/ Jonathan Tepper
Name:    Jonathan Tepper
Title:    Director

US Bank Loan Fund (M) Master Trust

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

VALIDUS REINSURANCE LTD.

By: PineBridge Investments LLC, Its Investment Manager

By:     /s/ Steven Oh
Name:    Steven Oh
Title:    Managing Director

Venture VI CDO Limited

By: its investment advisor, MJX Asset Management, LLC

By:     /s/ Kenneth Ostmann
Name:    Kenneth Ostmann
Title:    Portfolio Manager

Venture VII CDO Limited

By: its investment advisor, MJX Asset Management, LLC

By:     /s/ Kenneth Ostmann
Name:    Kenneth Ostmann
Title:    Portfolio Manager

Veritas CLO II, LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Virtus Senior Floating Rate Fund

By:     /s/ Kyle Jennings
Name:    Kyle Jennings
Title:    Managing Director

Westwood CDO I LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

Westwood CDO II LTD

By: Alcentra NY, LLC, as investment advisor

By:     /s/ Josephine Shin
Name:    Josephine Shin
Title:    Senior Vice President

WhiteHorse IV Ltd.

By: WhiteHorse Capital Partners, as collateral manager

By: WhiteRock Asset Advisor, LLC, its GP

By:     /s/ Jay Carvell
Name:    Jay Carvell
Title:    Manager